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PROXY                                                   EXHIBIT 99.4      PROXY

                           WESTERN WASTE INDUSTRIES
                           21061 S. WESTERN AVENUE
                          TORRANCE, CALIFORNIA 90501


       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
          THE SPECIAL MEETING OF THE SHAREHOLDERS ON MAY 7, 1996.

    The undersigned shareholder(s) of WESTERN WASTE INDUSTRIES does hereby constitute and appoint KOSTI SHIRVANIAN, SAVEY TUFENKIAN and DR. A.N. MOSICH, and each of them, with full power of substitution and revocation, the true and lawful attorney or attorneys and proxies of the undersigned, to vote all shares of the Common Stock of WESTERN WASTE INDUSTRIES owned by or of record in the name of the undersigned, at the special meeting of its shareholders on May 7, 1996, and at any and all adjournments thereof, in the manner specified below.

                                                     (CONTINUED ON REVERSE SIDE)
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THIS PROXY WILL BE VOTED AS DIRECTED,                           Please mark  [X]
OR, IF NO DIRECTION IS INDICATED, WILL BE                       your votes as
VOTED "FOR" THE PROPOSAL DESCRIBED BELOW.                       indicated in
                                                                this example

APPROVAL OF AGREEMENT AND PLAN OF MERGER

To approve and adopt the Agreement and Plan of Merger dated as of December 18, 1995, (the "Merger Agreement"), by and among Western, USA Waste Services, Inc. ("USA Waste") and Riviera Acquisition Corporation ("Acquisition"), a wholly owned subsidiary of USA Waste, providing for, among other things, the merger of Acquisition with and into Western (the "Merger") and the conversion of each outstanding share of Western common stock, no par value (other than shares owned by USA Waste), into 1.50 shares of USA Waste common stock, par value $.01 per share.

                   I PLAN TO ATTEND THE MEETING        [ ]

         FOR                   AGAINST                    ABSTAIN
         [ ]                     [ ]                        [ ]

Should any other matters requiring a vote of the shareholders arise, the attorneys above are authorized to vote the same in accordance with their best judgment in the best interest of the Company. Management is not aware of any matter which is to be presented for action at the meeting other than the matter set forth herein.


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SHAREHOLDER'S SIGNATURE


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SHAREHOLDER'S SIGNATURE


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DATED

(Please sign exactly as name or names appear on notice of meeting addressed to you. Executors, administrators, trustees or other representatives should so indicate when signing.)


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